                                                                 EXHIBIT 10 (TT)

                                                                  EXECUTION COPY



                                 $1,500,000,000

                            364-DAY CREDIT AGREEMENT

                            Dated as of July 30, 2002

                                      Among

                              GOODRICH CORPORATION,
                                   as Company



                        THE INITIAL LENDERS NAMED HEREIN,
                                   as Lenders



                                 CITIBANK, N.A.,
                                 as Paying Agent



                                 MERRILL LYNCH,
                          PIERCE FENNER & SMITH, INC.,
                              MERRILL LYNCH & CO.,
                               JPMORGAN CHASE BANK
                                       and
                             BANK OF AMERICA, N.A.,
                            as Co-Syndication Agents


                                 CITIBANK, N.A.
                                       and
                                  BANK ONE, NA,
                           as Co-Administrative Agents

                                       and

                            SALOMON SMITH BARNEY INC.
                                       and
                         BANC ONE CAPITAL MARKETS, INC.,
                   as Co-Lead Arrangers and Joint Book Runners

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.............................................................1
-------------------------------------------

    SECTION 1.01.  Certain Defined Terms................................................................1
    ------------------------------------

ARTICLE II  AMOUNTS AND TERMS OF THE ADVANCES..........................................................16
---------------------------------------------

    SECTION 2.01.  The Advances........................................................................16
    ---------------------------
    SECTION 2.02.  Making the Advances.................................................................16
    ----------------------------------
    SECTION 2.03.  Fees................................................................................17
    -------------------
    SECTION 2.04.  Termination or Reduction of the Commitments.........................................17
    ----------------------------------------------------------
    SECTION 2.05.  Repayment of Advances...............................................................18
    ------------------------------------
    SECTION 2.06.  Interest on Advances................................................................18
    -----------------------------------
    SECTION 2.07.  Interest Rate Determination.........................................................18
    ------------------------------------------
    SECTION 2.08.  Optional Conversion of Advances.....................................................20
    ----------------------------------------------
    SECTION 2.09.  Optional Prepayments of Advances....................................................20
    -----------------------------------------------
    SECTION 2.10.  Mandatory Prepayments and Reduction of Commitments..................................20
    -----------------------------------------------------------------
    SECTION 2.11.  Increased Costs; Reserve Percentages................................................22
    ---------------------------------------------------
    SECTION 2.12.  Illegality..........................................................................23
    -------------------------
    SECTION 2.13.  Payments and Computations...........................................................23
    ----------------------------------------
    SECTION 2.14.  Taxes...............................................................................25
    --------------------
    SECTION 2.15.  Sharing of Payments, Etc............................................................27
    ---------------------------------------
    SECTION 2.16.  Evidence of Debt....................................................................27
    -------------------------------
    SECTION 2.17.  Use of Proceeds.....................................................................28
    ------------------------------

ARTICLE III  CONDITIONS TO EFFECTIVENESS AND LENDING...................................................28
----------------------------------------------------

    SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01...............................28
    --------------------------------------------------------------------
    SECTION 3.02.  Conditions Precedent to the Initial Borrowing.......................................30
    ------------------------------------------------------------
    SECTION 3.03.  Conditions Precedent to Initial Borrowing of Each Designated Subsidiary.............31
    --------------------------------------------------------------------------------------
    SECTION 3.04.  Conditions Precedent to Each Borrowing..............................................32
    -----------------------------------------------------
    SECTION 3.05.  Determinations Under Section 3.01 and Section 3.02..................................32
    -----------------------------------------------------------------

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.............................................................32
------------------------------------------

    SECTION 4.01.  Representations and Warranties of the Company.......................................32
    ------------------------------------------------------------

ARTICLE V  COVENANTS OF THE COMPANY....................................................................36
-----------------------------------

    SECTION 5.01.  Covenants...........................................................................36
    ------------------------

ARTICLE VI  EVENTS OF DEFAULT..........................................................................42
-----------------------------

    SECTION 6.01.  Events of Default...................................................................42
    --------------------------------

ARTICLE VII   GUARANTY.................................................................................44
----------------------

    SECTION 7.01.  Guaranty; Limitation of Liability...................................................44
    ------------------------------------------------
    SECTION 7.02.  Guaranty Absolute...................................................................45
    --------------------------------
    SECTION 7.03.  Waivers and Acknowledgments.........................................................46
    ------------------------------------------
    SECTION 7.04.  Subrogation.........................................................................46
    --------------------------
    SECTION 7.05.  Continuing Guaranty; Assignments....................................................47
    -----------------------------------------------

ARTICLE VIII  THE PAYING AGENT.........................................................................47
------------------------------

    SECTION 8.01.  Authorization and Action............................................................47
    ---------------------------------------
    SECTION 8.02.  Paying Agent's Reliance, Etc........................................................48
    -------------------------------------------
    SECTION 8.03.  Citibank and its Affiliates.........................................................48
    ------------------------------------------
    SECTION 8.04.  Lender Credit Decision..............................................................49
    -------------------------------------
    SECTION 8.05.  Indemnification.....................................................................49
    ------------------------------
    SECTION 8.06.  Successor Paying Agent..............................................................49
    -------------------------------------
    SECTION 8.07.  Other Agents........................................................................50
    ---------------------------

ARTICLE IX  MISCELLANEOUS..............................................................................50
-------------------------

    SECTION 9.01.  Amendments, Etc.....................................................................50
    ------------------------------
    SECTION 9.02.  Notices, Etc........................................................................50
    ---------------------------
    SECTION 9.03.  No Waiver; Remedies.................................................................51
    ----------------------------------
    SECTION 9.04.  Costs and Expenses..................................................................51
    ---------------------------------
    SECTION 9.05.  Binding Effect......................................................................52
    -----------------------------
    SECTION 9.06.  Assignments and Participations......................................................52
    ---------------------------------------------
    SECTION 9.07.  Confidentiality.....................................................................56
    ------------------------------
    SECTION 9.08.  Governing Law.......................................................................56
    ----------------------------
    SECTION 9.09.  Execution in Counterparts...........................................................56
    ----------------------------------------
    SECTION 9.10.  Judgment............................................................................56
    -----------------------
    SECTION 9.11.  Jurisdiction, Etc...................................................................56
    --------------------------------
    SECTION 9.12.  Designated Subsidiaries.............................................................57
    --------------------------------------
    SECTION 9.13.  Waiver of Jury Trial................................................................59
    -----------------------------------


Schedules


Schedule I      -         List of Applicable Lending Offices


Exhibits

Exhibit A       -     Form of Note
Exhibit B       -     Form of Notice of Borrowing
Exhibit C       -     Form of Assignment and Acceptance
Exhibit D-1     -     Form of Opinion of General Counsel for the Company
Exhibit D-2     -     Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit E       -     Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit F       -     Form of Designation Letter

                            364-DAY CREDIT AGREEMENT

                            Dated as of July 30, 2002

                GOODRICH CORPORATION, a New York corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") named on the signature pages hereto, and CITIBANK, N.A. ("Citibank"), as paying agent (the "Paying Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                SECTION 1.01. Certain Defined Terms. As used in this 364-Day Credit Agreement (as the same may from time to time be amended, restated or otherwise modified, the "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "Acquired Business" means certain assets and certain liabilities of the aeronautical systems segment of TRW, as described in the Acquisition Agreement.

                "Acquisition" means the proposed acquisition by the Company of the Acquired Business pursuant to the terms of the Acquisition Agreement.

                "Acquisition Agreement" means the Master Agreement of Purchase and Sale dated as of June 18, 2002 between the Company and TRW.

                "Advance" means an advance by a Lender to any Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

                "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                "Agent's Account" means the account of the Paying Agent maintained by the Paying Agent at the office of Citibank at 388 Greenwich Street, New York, New York 10013, Account No. 36852248,
        Attention: Bank Loan Syndications and such other account of the Paying Agent as is designated in writing from time to time by the Paying Agent to the Company and the Lenders for such purpose.

                "Agreement" has the meaning specified in the first sentence of this Section 1.01.

                "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and (b) for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

---------------------------------------------------------------------------
                                                   Applicable Margin for
         Public Debt Rating S&P/Moody's           Eurodollar Rate Advances

---------------------------------------------------------------------------
Level 1 BBB+ or Baa1 or above                              0.650%
---------------------------------------------------------------------------
Level 2 BBB or Baa2                                        0.725%
---------------------------------------------------------------------------
Level 3 BBB- and Baa3                                      1.200%
---------------------------------------------------------------------------
Level 4 Lower than Level 3                                 1.625%
---------------------------------------------------------------------------

                "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

---------------------------------------------------------------------------
         Public Debt Rating S&P/Moody's            Applicable Percentage

---------------------------------------------------------------------------
Level 1 BBB+ or Baa1 or above                                    0.100%
---------------------------------------------------------------------------
Level 2 BBB or Baa2                                              0.150%
---------------------------------------------------------------------------
Level 3 BBB- and Baa3                                            0.175%
---------------------------------------------------------------------------
Level 4 Lower than Level 3                                       0.250%
---------------------------------------------------------------------------

                "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Paying Agent and, if required, the Company, in substantially the form of Exhibit C hereto.

                "Bankruptcy Law" means any proceeding of the type referred to in
        Section 6.01(e) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                        (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                        (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
                (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus
                (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                        (c) 1/2 of one percent per annum above the Federal Funds Rate.

                "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                "Borrowers" means, collectively, the Company and each Designated Subsidiary that shall become a party to this Agreement pursuant to
        Section 9.12.

                "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to
        Section 2.01.

                "Borrowing Minimum" means $5,000,000 or, if less, the aggregate amount of the unused Commitments.

                "Borrowing Multiple" means $1,000,000.

                "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London.

                "Capitalized Lease" means any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

                "Capitalized Rentals" of any Person means as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all

                Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

                "Change of Control" shall occur if (i) any Person or two or more Persons (other than a Permitted Holder) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
        1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Company; or (ii) during any period of up to 24 consecutive months, commencing before or after the Effective Date, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); provided, however, that in no event shall a transaction that is permitted pursuant to Section 5.01(h)(i) constitute a Change of Control under this Agreement.

                "Co-Lead Arrangers" means Salomon Smith Barney Inc. and Banc One Capital Markets, Inc.

                "Commitment" means as to any Lender (a) the Dollar amount set forth opposite such Lender's name on the signature pages hereof or (b) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 9.06(d), as such amount may be reduced pursuant to Section 2.04.

                "Confidential Information" means confidential or proprietary information delivered or made available by or on behalf of the Company or any Subsidiary to the Paying Agent or any Lender, but does not include information (i) which was publicly available or otherwise known to the Paying Agent or such Lender, at the time of disclosure (other than through disclosure to the Paying Agent or such Lender by the Company or any Subsidiary on behalf of the Company or any Subsidiary),
        (ii) which subsequently becomes publicly known through no act or omission by the Paying Agent or any Lender, or (iii) which otherwise becomes known to the Paying Agent or such Lender, other than through disclosure by the Company or any Subsidiary or on behalf of the Company or any Subsidiary or disclosure in violation of an obligation of confidence of which the Paying Agent or such Lender knows or should have known.

                "consolidated" refers to the consolidation of accounts in accordance with GAAP.

                "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Consolidated Subsidiaries for such period less all expenses and other proper charges (including taxes on income) for such period, determined on a consolidated basis in accordance with GAAP.

                "Consolidated Net Worth" shall mean as of the date of any determination thereof the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP. A "company-obligated minority interest in subsidiary" associated with a monthly or quarterly income preferred security (MIPS/QUIPS), or similar security, term income deferrable equity securities or similar securities, or securities mandatorily convertible into common stock, will be included in Consolidated Net Worth for purposes of this definition.

                "Consolidated Subsidiary" means any entity which is treated as a consolidated subsidiary of the Company for purposes of its public financial statements as prepared in accordance with GAAP.

                "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

                "Debt" of any Person shall mean, as of the date of any determination thereof (and, in each case, without duplication):

                (i)     Indebtedness for borrowed money;

                (ii) Indebtedness which is evidenced by acceptances, notes or other instruments;

                (iii)   Capitalized Rentals;

                (iv) reimbursement obligations under letters of credit issued to secure obligations of any Person of the type described in clauses
        (i), (ii) or (iii) above;

                (v) any obligation (including, without limitation, obligations in connection with sale-leaseback transactions) secured by a Lien on Property, whether or not the obligor has assumed such obligation or whether or not such obligation is non-recourse to the credit of such obligor; and

                (vi)    Guaranties of any of the foregoing;

        and provided, however, that Debt shall not include any obligation of the Company or any Subsidiary if neither the Company nor any Consolidated Subsidiary is required to account for such obligation as debt on the consolidated balance sheet of the Company prepared in accordance with GAAP.

                "Debt Incurrence" means the incurrence by the Company or any of its Subsidiaries after the Effective Date of any Debt pursuant to (a) an underwritten public offering, Rule 144A offering, private placement or other similar debt offering with one or more institutional investors, or
        (b) a committed senior revolving credit facility provided by a commercial bank or banks; provided, however, that in no event will "Debt Incurrence" be deemed to include (i) any borrowing by or advance made to the Company or any Subsidiary under the Existing 364-Day Credit Agreement or the Existing Three-Year Credit Agreement or (ii) any borrowing by or advance made to the Company or any

        Subsidiary under any committed senior revolving credit facility that replaces either the Existing 364-Day Credit Agreement or the Existing Three-Year Credit Agreement, to the extent the aggregate commitments and aggregate borrowings outstanding at any time thereunder do not exceed $750,000,000.

                "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                "Designated Subsidiary" means any wholly-owned Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.12.

                "Designation Letter" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit F hereto signed by such Designated Subsidiary and the Company.

                "Disposition" means any sale, assignment, transfer or other disposition, occurring after the Effective Date, of any Property (whether now owned or hereafter acquired) by the Company or any of its Consolidated Subsidiaries to any other Person other than the Company or any of its Consolidated Subsidiaries, excluding (i) any sale, assignment, transfer or other disposition of Property in the ordinary course of business of the Company or such Subsidiary and on ordinary business terms, (ii) dispositions of outmoded or obsolete Property,
        (iii) Qualified Securitizations or any sale, assignment, transfer or other disposition of assets in connection with the Receivables Facility involving assets having an aggregate book value not in excess of $150,000,000 plus the book value of assets involved in Qualified Securitizations and the Receivables Facility as in effect on the Effective Date, (iv) any transfer of assets to a joint venture solely in exchange for an interest in such joint venture or (v) any (A) sale, assignment, transfer or other disposition involving assets having a fair market value not in excess of $5,000,000 or (B) series of related sales, assignments, transfers or other dispositions involving assets having an aggregate fair market value not in excess of $5,000,000. For the avoidance of confusion, the term "Disposition" shall not include the termination of any contract right.

                "Dollars" and the "$" sign each means lawful currency of the United States of America.

                "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Paying Agent.

                "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) cash restructuring charges taken in 2001 and 2002 which were announced on or prior to October 25, 2001 relating to (x) the spin-off of the Engineered Industrial Products Division and (y) the events of September 11, 2001 and (f) all other non-recurring charges minus non-recurring cash charges when paid (rather than as accrued), in each case determined in accordance with GAAP for such period, provided, that for purposes of calculating compliance with Section 5.01(f), the EBITDA attributable to any Person or business unit acquired by the Company or any of its Subsidiaries during any period of four full fiscal quarters shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition occurred on the first day of such period of four full fiscal quarters).

                "Effective Date" has the meaning specified in Section 3.01.

                "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) any Person determined by the Paying Agent, in consultation with the Company, to be necessary to achieve a successful syndication; or (iv) any other Person approved by the Paying Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.06, the Company, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Borrower nor an Affiliate of any Borrower shall qualify as an Eligible Assignee.

                "Equity Issuance" means (a) any issuance or sale by the Company or any of its Subsidiaries in any public offering or private placement after the Effective Date any of its equity securities (including any warrants or options exercisable in respect of its equity securities) or
        (b) the receipt by the Company or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the term Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any other Subsidiary of the Company (y) any capital contribution by the Company or to any Subsidiary of the Company to any Subsidiary of the Company, or (z) any such issuance by the Company pursuant to any stock option or director or management incentive plan or transfers, reissuances or replacements of lost or stolen certificates or other similar transactions done in the ordinary course of business, or transfers of equity securities to a director as "qualifying shares" in order to satisfy applicable requirements of local law.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

                "ERISA Affiliate" means any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses as described in section 414(b) and 414 (c) respectively, of the Internal Revenue Code of the United Stated or Section 4001 of ERISA.

                "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such

        Lender as such Lender may from time to time specify to the Company and the Paying Agent.

                "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m. (London time) on the date (as to any Interest Period, the "Determination Date") that is two Business Days before the first day of such Interest Period, as LIBOR for a period equal to such Interest Period or, if for any reason such rate is not available, and the Paying Agent is unable to determine such rate in accordance with Section 2.07(f)(i), then the "Eurodollar Rate" with respect to such Interest Period for such Eurodollar Rate Advance shall be the rate per annum equal to the average (rounded to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London, England to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Determination Date in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of the related Borrowing and for a period equal to such Interest Period. If the Telerate Markets Page 3750 (or any successor page) is unavailable and the Paying Agent is unable to determine such rate either in accordance with Section 2.07(f)(i) or on the basis of quotes from the Reference Banks as provided above, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Paying Agent in accordance with the provisions of Section 2.07(f)(ii).

                "Eurodollar Rate Advance" means an Advance which bears interest at rates based upon the Eurodollar Rate.

                "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                "Events of Default" has the meaning specified in Section 6.01.

                "Existing 364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of December 27, 2001 among the Company, the lenders parties thereto and

        Citibank, N.A., as administrative agent for such lenders, as amended or modified from time to time.

                "Existing Three-Year Credit Agreement" means the Three-Year Credit Agreement dated as of December 27, 2001 among the Company, the lenders parties thereto and Citibank, N.A., as administrative agent for such lenders, as amended or modified from time to time.

                "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

                "GAAP" has the meaning specified in Section 1.03.

                "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease Property or to purchase securities or other Property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computation made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend. Notwithstanding the foregoing, "Guaranties" shall not include (i) any guaranty by the Company or any Subsidiary of obligations of the Company or any Subsidiary which obligations are not of the type described in any of the clauses (i) through (v) in the definition of "Debt" contained in this Article I; (ii) any obligation of the Company or any Subsidiary if neither the Company nor any Subsidiary would be required to account for such obligation as debt on a consolidated balance sheet prepared in accordance with GAAP; or (iii) so-called "take-or-pay" contracts whereunder the Company or any Subsidiary agrees to purchase goods or services reasonably expected to be delivered, except where any such take-or-pay contract is being pledged or conveyed substantially simultaneously with the execution and delivery thereof by the Company or any Subsidiary to secure Debt of any other Person.

                "Indebtedness" of any Person means and includes all obligations of such Person, which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt.

                "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be seven days, 14 days, or one, two, three or six months as the Borrower requesting such Borrowing may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                        (a) the Borrowers may not select any Interest Period that ends after the Termination Date;

                        (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                        (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                        (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.06 (a), (b) and (c).

                "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                "Material Adverse Change" means any material adverse change in the business, operations, financial condition, results of operations or properties of (a) the Company and its Restricted Subsidiaries taken as a whole (both before and after giving effect to the Transactions) or (b) the Acquired Business and its Subsidiaries (both before and after giving effect to the Transactions).

                "Material Adverse Effect" means a material adverse effect on (a) the business, financial condition, results of operations or properties of the Company and its Restricted Subsidiaries taken as a whole, (b) the rights and remedies of the Paying Agent or any Lender under this Agreement or any Note or (c) the ability of the Company or the other Borrowers to perform their obligations under this Agreement or any Note.

                "Moody's" means Moody's Investors Service, Inc.

                "Multiemployer Plan" has the same meaning as in ERISA.

                "Net Available Proceeds" means:

                        (i) in the case of any Debt Incurrence, the aggregate
                amount of all cash received by the Company and its Subsidiaries in respect of such Debt Incurrence net of actual expenses (including commissions) reasonably incurred by the Company and its Subsidiaries in connection therewith;

                        (ii) in the case of any Disposition, the aggregate
                amount of Net Cash Payments received in connection with such Disposition; provided, that in the case of any Disposition by a non-U.S. Subsidiary of the Company that is not a Borrower hereunder, "Net Available Proceeds" shall not be deemed to include any Net Cash Payments to the extent that such Net Cash Payments are held by a non-U.S. Subsidiary in a segregated investment or other account and not repatriated to the United States of America or any of its territories or possessions (it being understood that, if and to the extent any such Net Cash Payments (x) are not so held in a segregated investment or other account or (y) are repatriated to the United States of America or any of its territories or possessions, they shall constitute "Net Available Proceeds" and shall be subject to the provisions of Section 2.10(d) hereof;

                        (iii) in the case of any Equity Issuance, the aggregate
                amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of actual expenses (including commissions) reasonably incurred by the Company and its Subsidiaries in connection therewith; and

                        (iv) in the case of any Purchase Price Adjustment, the
                aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Purchase Price Adjustment.

                "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments (including the aggregate amount of all proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Disposition), and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority in accordance with Section 5.01(c) hereof) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                "Net Tangible Assets" means as of the date of any determination thereof, the total amount of all Tangible Assets of the Company and its Consolidated Subsidiaries on a consolidated basis minus consolidated current liabilities of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

                "Note" means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under Section
        2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Company to such Lender resulting from the Advances made by such Lender to such Borrower.

                "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                "Permitted Holder" shall mean the Company or any stock option or employee benefit plan of the Company or any of its Subsidiaries.

                "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                "Plan" means at any time an employee pension benefit plan of the Company or any Subsidiary which is covered by Title IV of ERISA.

                "Principal Property" means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing and located in the United States of America, in each case the net book value of which as of the date of any determination thereof exceed 3% of Net Tangible Assets.

                "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                "Public Debt Rating" means, as of any date, the rating that has been most recently announced (or, as provided in clause (b) below, an implied rating) by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company or, if either such rating agency has issued more than one such rating, the lowest of such ratings issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Company shall within 45 days obtain an implied rating from S&P or Moody's of the Company's obligations under this Agreement and, if such implied rating is not obtained within such period, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the ratings are separated by two or more levels, in which case the applicable level shall be the level that is one level below the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                "Purchase Price Adjustment" has the meaning specified in Section 2.10(f).

                "Qualified Securitization" means any transaction in which the Company or any of its Subsidiaries sells or otherwise transfers, without recourse to the Company or such Subsidiary (other than in the case of breach of representation and other limited recourses customary in securitization transactions) an interest in accounts receivable or other present or future rights to payment and assets related thereto to a special purpose entity that (i) borrows against such accounts receivable or other present or future rights to payment and assets related thereto or (ii) sells such accounts receivable or other present or future rights to payment and assets related thereto to one or more third party purchasers.

                "Receivables Facility" means the accounts receivable facility established by the Company as in effect on the Effective Date or any replacement receivables facility (so long as such replacement receivables facility is on substantially similar terms and conditions) whereby the Company and/or certain of its Subsidiaries shall have sold or transferred, or hereafter sell or transfer, the accounts receivables of the Company and its Subsidiaries, directly or indirectly, to the Receivables Subsidiary which in turn transfers to a buyer, purchaser or lender undivided fractional interests in such accounts receivable.

                "Receivables Subsidiary" means CNC Finance LLC, a North Carolina limited liability company, or any successor or replacement or newly formed entity that shall have been established as a "bankruptcy remote" Subsidiary for the sole purpose of acquiring accounts receivable under the Receivables Facility or any other Qualified Securitization and that shall not engage in any activities other than in connection with the Receivables Facility or such Qualified Securitization.

                "Reference Banks" means Citibank, Bank One and Bank of America, N.A.

                "Register" has the meaning specified in Section 9.06(d).

                "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal Property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage Leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues

                "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

                "Responsible Officer" of any Person means the chief financial officer, treasurer or any assistant treasurer of such Person.

                "Restricted Subsidiary" means (i) any Subsidiary which conducts substantially all of its business and has substantially all of its assets within the United States of America and which owns a Principal Property or (ii) any Designated Subsidiary; provided, however, that Restricted Subsidiary shall not include any Subsidiary the primary business of which consists of financing operations in connection with leasing and conditional sales transactions on behalf of the Company and its Subsidiaries, purchasing accounts receivable or making loans secured by accounts receivable or inventory, or which is otherwise primarily engaged in the business of a finance company.

                "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                "SEC Reports" means the periodic and current reports filed by the Company with the Securities and Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended.

                "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

                "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that, notwithstanding the foregoing, with respect to the Company, for purposes of this Agreement the Receivables Subsidiary shall not be deemed to be a Subsidiary of the Company or any of its Subsidiaries.

                "Tangible Assets" means as of the date of any determination thereof the total amount of all assets of the Company and its consolidated Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting goodwill as reflected in the Company's most recent annual report to shareholders.

                "Termination Date" means the earlier of (a) July 29, 2003 and
        (b) the date of termination in whole of the Commitments pursuant to
        Section 2.04 or 6.01.

                "Transactions" means, collectively, the Acquisition, the Borrowings and each other transaction contemplated hereby.

                "TRW" means TRW Inc., an Ohio corporation.

                "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                SECTION 1.03. Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time ("GAAP"); provided that, if the Company notifies the Paying Agent that the Company requests an amendment to any provision of Section
5.01 hereof to eliminate the effect of any change occurring after the Effective Date in generally accepted accounting principles or in the application thereof to such provision (or if the Paying Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in generally accepted accounting principles or in the application thereof, then such provision shall be interpreted on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Borrowing shall be in an amount not less than the Borrowing Minimum or the Borrowing Multiple in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

                SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances denominated in Dollars or (y) 12:00 noon (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by any Borrower to the Paying Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing,
(iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent, at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower requesting such Borrowing at its address referred to in Section 9.02.

                (b) Anything in subsection (a) above to the contrary notwithstanding, (i) no Borrower may select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than fifteen separate Borrowings.

                (c) Each Notice of Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting such Borrowing shall indemnify each Lender against any reasonable loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of

Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                (d) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower proposing such Borrowing a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Paying Agent, such Lender and such Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Paying Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Paying Agent in respect of such amount and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                SECTION 2.03. Fees. (a) Facility Fee. The Company agrees to pay to the Paying Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment in effect from time to time from the Effective Date until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2002 and on the Termination Date. The Paying Agent agrees to use reasonable efforts to invoice the Facility Fee for each quarter five Business Days prior to the last day of such quarter.

                (b) Paying Agent's Fees. The Company shall pay to the Paying Agent for its own account such fees as may from time to time be agreed between the Company and the Paying Agent.

                SECTION 2.04. Termination or Reduction of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Paying Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                SECTION 2.05. Repayment of Advances. Each Borrower shall repay to the Paying Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances made to such Borrower then outstanding.

                SECTION 2.06. Interest on Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Borrower to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Paying Agent may, and upon the request of the Required Lenders shall, require each Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest or fee payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Paying Agent.

                SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Paying Agent upon its request timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate, the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Paying Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Paying Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

                (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Paying Agent that (i) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Advances as a part of such Borrowing during its Interest Period or (ii) the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor, either (x) prepay such Advances or
(y) Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist. Each Lender shall certify its cost of funds for each Interest Period to the Paying Agent and the Company as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

                (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the Borrowing Minimum, such Advances shall automatically Convert into Base Rate Advances.

                (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                (f) (i) If Telerate Markets Page 3750 is unavailable, the Paying Agent shall consult any similar nationally recognized company or service that provides rate quotations comparable to those currently provided by Telerate Markets that is reasonably available to the Paying Agent;

                (ii) if, notwithstanding the foregoing, the Paying Agent is not able to determine the Eurodollar Rate, then,

                (A) the Paying Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                (B) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a

        Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                (C) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                SECTION 2.08. Optional Conversion of Advances. The Company may on any Business Day, upon notice given to the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.12, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

                SECTION 2.09. Optional Prepayments of Advances. Each Borrower may, upon notice at least three Business Days prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of not less than the Borrowing Minimum or a Borrowing Multiple in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

                SECTION 2.10. Mandatory Prepayments and Reduction of Commitments. (a) If, on any date, the Paying Agent notifies the Company that the aggregate principal amount of all Advances then outstanding exceeds the aggregate Commitments of the Lenders, the Company and, if applicable, each other Borrower shall forthwith prepay the Advances owing by the Borrowers in an aggregate amount equal to the excess, together with any interest accrued to the date of such prepayment on the aggregate principal amount of Advances prepaid.

                (b) Change in Control. The Company shall provide the Lenders with written notice (a "Change in Control Notice") within five Business Days of the occurrence of any Change of Control and, upon the written demand (a "Prepayment Demand") of the Paying Agent, acting at the direction of the Required Lenders, made any time within thirty days after receipt by the Paying Agent of the Change in Control Notice, the Company, if applicable, each other Borrower shall, within forty-five Business Days after receipt of such Prepayment Demand (unless prior to the expiration of such time period the event that gave rise to such Change of Control shall no longer exist or shall have been otherwise cured or rescinded), prepay the outstanding principal amount of all Advances and all accrued and unpaid interest thereon, together with all other amounts owing by the Borrowers under this Agreement, and terminate the Commitments pursuant to Section 2.04 hereof.

                (c) Equity Issuance. Within five Business Days after receipt of the proceeds of any Equity Issuance, the Company and, if applicable, each other Borrower shall prepay the Advances owing by the Borrowers, and the Commitments shall simultaneously be subject to automatic reduction, in each case in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

                (d) Dispositions. Without limiting the obligation of the Company to obtain the consent of the Required Lenders pursuant to Section 5.01(h) to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition, including the proceeds of any insurance, condemnation award or other compensation in respect of any such Disposition (herein, the "Current Disposition"), and of all prior Dispositions (including the proceeds of any insurance, condemnation award or other compensation in respect of any such Disposition) as to which a prepayment has not yet been made under this paragraph (d), shall exceed $50,000,000 then, within five Business Days after receipt of the proceeds of the Current Disposition, the Company will deliver to the Lenders a statement, certified by an authorized financial officer of the Company, in form and detail reasonably satisfactory to the Paying Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and the Company and, if applicable, each other Borrower will prepay the Advances owing by the Borrowers and the Commitments shall simultaneously be subject to automatic reduction, in each case in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

                (e) Debt Incurrence. Within five Business Days after receipt of the proceeds of any Debt Incurrence, the Company and, if applicable, each other Borrower shall prepay the Advances owing by the Borrowers, and the Commitments shall simultaneously be subject to automatic reduction, in each case in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

                (f) Purchase Price Adjustment. Within five Business Days after receipt of any amounts from TRW, directly or indirectly, as a result of an adjustment to the Purchase Price (as such term is defined in the Acquisition Agreement) pursuant to Section 2.6(d) of the Acquisition Agreement or otherwise (a "Purchase Price Adjustment"), the Company shall forthwith prepay the Advances owing by the Borrowers, and the Commitments shall simultaneously be subject to automatic reduction, in each case in an aggregate amount equal to

100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

                (g)     Application. Each prepayment made pursuant to this
Section 2.10 shall be made together with interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period or at its maturity, any additional amounts which the applicable Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to
Section 9.04(c) hereof.

                SECTION 2.11. Increased Costs; Reserve Percentages. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority enacted or imposed after the Effective Date (and not already accounted for pursuant to subsection (c) below) including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the applicable Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Company and the Paying Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Each Lender shall notify the Company as promptly as practicable (with a copy thereof delivered to the Paying Agent) of the existence of any event that will likely require the payment by any Borrower of any such additional amount under this Section.

                (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Paying Agent), the applicable Borrower shall pay to the Paying Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Paying Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                (c) If, at any time, the Eurodollar Rate Reserve Percentage applicable to any Lender shall increase the cost (whether by incurring a cost or adding to a cost) to such Lender of making or maintaining hereunder any Eurodollar Rate Advance or to reduce the amount of principal or interest received by such Lender with respect to such Advance, then, upon demand by such Lender, the Company shall pay to such Lender from time to time on the last day of the Interest Period with respect to such Advance, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Lender for such increased cost or reduced amount, so long as such additional cost or reduced amount is allocable to such Advance. A certificate as to such amounts submitted to the Company and the Paying Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. Each Lender shall notify the Company as promptly as practicable (with a copy thereof delivered to the Paying Agent) of the existence of any event that will likely require the payment by the Company of any such additional amount under this Section.

                (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender pursuant to this Section 2.11 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies such Borrower of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be deemed to include the period of retroactive effect thereof.

                SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Paying Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.06(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                SECTION 2.13. Payments and Computations. (a) Each Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set-off hereunder with respect to principal of, interest on, and other amounts relating to, Advances not later than

11:00 A.M. (New York City time) on the day when due in Dollars to the Paying Agent at the Agent's Account in same day funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03(b), 2.11, 2.14 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.06(c), from and after the effective date specified in such Assignment and Acceptance, the Paying Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

                (c) All computations of interest based on the Base Rate calculated in accordance with clause (a) of the definition thereof shall be made by the Paying Agent on the basis of a year of 365 or 366 days, as the case may be and all computations of interest based on the Eurodollar Rate, the Base Rate calculated in accordance with clause (b) or (c) of the definition thereof or the Federal Funds Rate and of facility fees shall be made by the Paying Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Paying Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                (e) Unless the Paying Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Paying Agent may assume that such Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

                (f) To the extent that the Paying Agent receives funds for application to the amounts owing by any Borrower under or in respect of this Agreement or any Note in currencies other than the currency or currencies required to enable the Paying Agent to distribute funds to the Lenders in accordance with the terms of this Section 2.13, the Paying Agent shall be entitled to convert or exchange such funds into Dollars to the extent necessary to enable the Paying Agent to distribute such funds in accordance with the terms of this Section 2.13; provided that the Borrowers and each of the Lenders hereby agree that the Paying Agent shall not be liable or responsible for any loss, cost or expense suffered by the Company or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.13(f) or as a result of the failure of the Paying Agent to effect any such conversion or exchange; and provided further that the Company agrees to indemnify the Paying Agent and each Lender, and hold the Paying Agent and each Lender harmless, for any and all reasonable losses, costs and expenses incurred by the Paying Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.13(f).

                SECTION 2.14. Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Paying Agent hereunder or under the Notes shall be made, in accordance with Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Paying Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Paying Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Paying Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Paying Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

                (c) Each Borrower shall indemnify each Lender and the Paying Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this

Section 2.14) imposed on or paid by such Lender or the Paying Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Paying Agent (as the case may be) makes written demand therefor.

                (d) Within 30 days after the date of any payment of Taxes and upon request, each Borrower shall furnish to the Paying Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Paying Agent. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Paying Agent and such Borrower with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                (f) For any period with respect to which a Lender has failed to provide any Borrower with the appropriate form, certificate or other document described in Section 2.14(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, each Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                (h) If any Lender determines, in its sole judgment, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by any Borrower pursuant to subjection (a) or (c) above in respect of payments under the Agreement or the Notes, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.14 exceeding the amount needed to make such Lender whole, such Lender shall pay to the applicable Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

                SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.11, 2.14 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. Each Borrower agrees that upon notice by any Lender to it (with a copy of such notice to the Paying Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

                (b)     The Register maintained by the Paying Agent pursuant to
Section 9.06(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Paying Agent from the Company hereunder and each Lender's share thereof.

                (c) Entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

                SECTION 2.17. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely to finance the Acquisition and to pay related fees and expenses.

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

                SECTION 3.01. Conditions Precedent to Effectiveness of
Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                (a) The terms, conditions and structure of the Acquisition and the Acquisition Agreement shall be in form and substance reasonably satisfactory to the Lenders.

                (b) Except for matters disclosed in the Company's filings with the SEC or except as otherwise disclosed to the Paying Agent and the Lenders in writing prior to the date of this Agreement, there shall not have occurred or become known any condition or event that could reasonably be expected to result in a Material Adverse Change since December 31, 2001.

                (c) The Company shall have received a rating (or shall have provided evidence of a press release or an advisory services letter indicating that upon the completion of the Acquisition the Company will receive a rating) of its non-credit enhanced senior unsecured debt from S&P's and Moody's of at least "BBB-" and "Baa3", respectively (after giving pro forma effect to the Acquisition).

                (d) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company, any of its Subsidiaries, the Acquired Business or the Acquisition pending or, to the knowledge of the Secretary or Treasurer of the Company, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, except for matters disclosed in the Company's SEC Reports or except as otherwise disclosed to the Paying Agent and the Lenders in writing prior to the date of this Agreement or
        (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                (e) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                (f) The Company shall have notified each Lender and the Paying Agent in writing as to the proposed Effective Date.

                (g) The Company shall have paid all accrued fees and expenses of the Paying Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this Agreement.

                (h) On the Effective Date, the following statements shall be true and the Paying Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                        (i)     The representations and warranties contained in
                Section 4.01 are correct on and as of the Effective Date, and

                        (ii) No event has occurred and is continuing that constitutes a Default.

                (i) The Paying Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Paying Agent and (except for the Notes) in sufficient copies for each Lender:

                        (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

                        (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                        (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                        (iv) A favorable opinion of the General Counsel for the Company and of Jones, Day, Reavis & Pogue, special counsel for the Company, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Paying Agent may reasonably request.

                        (v) A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Paying Agent, substantially in the form of Exhibit E hereto.

                (j) The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request, each in form and substance reasonably satisfactory to them.

                SECTION 3.02. Conditions Precedent to the Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to conditions precedent that the Effective Date shall have occurred on or before July 30, 2002, and that:

                (a) The Lenders shall have received copies, certified by an authorized officer of the Company, of all filings made with any governmental authority in connection with the Transactions.

                (b) The Transactions and the financing therefor shall be in compliance with all applicable laws and regulations.

                (c) Simultaneously with the initial Borrowing, the Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement (without the waiver or amendment of any material condition unless consented to by the Lenders) and each of the parties thereto shall have complied in all material respects with all covenants set forth in the Acquisition Agreement to be complied with by it on or prior to the Effective Date (without the waiver or amendment of any of the material terms thereof unless consented to by the Lenders).

                (d) All governmental and third party consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any materially burdensome condition or qualification in the judgment of the Paying Agent in its sole discretion) and shall remain in full force and effect, all applicable waiting periods shall have expired and there shall be no actual governmental or judicial action that has a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions upon any of the Transactions.

                (e) All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Paying Agent) of the Co-Lead Arrangers in connection with this Agreement shall have been paid.

                (f) The Lenders shall have received certified copies of the audited financial statements of the Company for its two most recently ended fiscal years, copies of the audited combined financial statements of the aeronautical systems segment of TRW for its two most recently ended fiscal years, and a pro forma reconciliation of the audited balance sheet of the aeronautical systems segment of TRW as of December 31, 2001 to the unaudited balance sheet of the Acquired Business as of December 31, 2001, in each case satisfactory to the Lenders in all respects. The Lenders shall also receive, within 90 days after the Initial Borrowing, the pro forma reconciliation of the audited balance sheet of the aeronautical systems segment of TRW as of December 31, 2001 to the unaudited balance sheet of the Acquired Business as of December 31, 2001 accompanied by a statement from an officer of Goodrich representing the proper statement, in all material respects and to the best of his/her knowledge after a reasonable due diligence process, of the asset and liability adjustments included in the reconciliation.

                SECTION 3.03. Conditions Precedent to Initial Borrowing of Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following its designation as a Borrower hereunder pursuant to Section 9.12 on the occasion of the initial Borrowing thereby is subject to the Paying Agent's receipt on or before the date of such initial Borrowing of each of the following, in form and substance satisfactory to the Paying Agent and dated such date:

                (a) The Designation Letter of such Designated Subsidiary, in substantially the form of Exhibit F hereto.

                (b) The Note of such Designated Subsidiary to the Lenders to the extent requested by any Lender pursuant to Section 2.16.

                (c) A certificate of the Secretary or an Assistant Secretary (or person performing similar functions) of such Designated Subsidiary certifying (i) appropriate resolutions of the board of directors (or persons performing similar functions) of such Designated Subsidiary approving this Agreement and its Notes, and all documents evidencing other necessary corporate (or equivalent) action and governmental approvals, if any, with respect to this Agreement and its Notes (copies of which shall be attached thereto) and (ii) the names and true signatures of the officers of such Designated Subsidiary authorized to sign the Designation Letter of such Designated Subsidiary and its Notes and the other documents to be delivered by such Designated Subsidiary hereunder.

                (d) A copy of a certificate of the Secretary of State (or other appropriate Governmental Authority) of the jurisdiction of organization of such Designated Subsidiary, dated reasonably near the date of such Borrowing, certifying that such Designated Subsidiary is duly organized and in good standing (or the equivalent thereof) under the laws of the jurisdiction of its organization.

                (e) A certificate signed by a duly authorized officer of such Designated Subsidiary, dated as of the date of such Borrowing, certifying that such Designated Subsidiary has obtained all authorizations, consents, approvals (including, without limitation, exchange control approvals) and licenses of any Governmental Authority or other third party necessary for such Designated Subsidiary to execute and deliver its Designation Letter and its Notes and to perform its obligations under this Agreement or any of its Notes.

                (f) The Lenders shall have received such other customary legal opinions, corporate documents and other instruments and/or certificates as they may reasonably request, each in form and substance reasonably satisfactory to them.

                SECTION 3.04. Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Company of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

                (a)     the representations and warranties contained in Section
        4.01 (except the representations set forth in subsection (c)(ii) thereof and in subsection (d)(i) thereof) (and, if such Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of such date (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                (b) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                SECTION 3.05. Determinations Under Section 3.01 and
Section 3.02. For purposes of determining compliance with the conditions specified in Section 3.01 and Section 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Paying Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date or prior to the date of the initial Borrowing, as the case may be, specifying its objection thereto. The Paying Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                SECTION 4.01. Representations and Warranties of the Company. The Company represents and warrants as follows:

                (a) Subsidiaries. The Annual Report of the Company on Form 10-K of the Company for the year most recently ended (in each case, the "Form 10-K") correctly lists, as at the end of such year, in all material respects all Significant Subsidiaries. The Company and each Significant Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Significant Subsidiary. All such shares have been duly issued and are fully paid and non-assessable.

                (b) Corporate Organization and Authority. The Company and each Significant Subsidiary:

                        (i) is a corporation (or other entity) duly organized (or formed), validly existing and in good standing under the laws of its jurisdiction of incorporation (or organization);

                        (ii) has all requisite power and authority and all material licenses and permits necessary to own and operate its properties and to carry on its business as now conducted in each jurisdiction in which it currently conducts any material part of its business; and

                        (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which it currently conducts any material part of its business, wherein the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, other than failures to have good standing or obtain licenses or qualifications, which would not, individually or in the aggregate, create a Material Adverse Effect.

                (c) Financial Statements. (i) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 2001, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal year ended on said date, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, have been prepared in accordance with GAAP consistently applied except as therein noted, and present fairly the financial position of the Company and its Consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such year.

                        (ii) Except as disclosed in the Company's most recent Form 10-Q or Form 10-K as filed with the Securities and Exchange Commission or except as otherwise disclosed to the Paying Agent and the Lenders prior to the Effective Date, since December 31, 2001, there has been no Material Adverse Effect.

                (d) Pending Litigation. There are no proceedings pending or, to the knowledge of the Secretary and the Treasurer of the Company, threatened against or affecting the Company, any Subsidiary, the Acquired Business or the Acquisition in any court or before any governmental authority or arbitration board or tribunal which (i) could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Company's most recent Form 10-Q or Form 10-K, as filed with the Securities and Exchange Commission or except as otherwise disclosed in writing to the Paying Agent and the Lenders prior to the Effective Date or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

                (e) Loan is Legal and Authorized. The borrowing by the Company under this Agreement and compliance by the Company with all of the provisions of this Agreement:

                        (i)     are within the corporate powers of the Company;

                        (ii) will not violate any provisions of any material law, court order or governmental authority or agency directive and will not conflict with or result in any breach of any of the material terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any material indenture or other material agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any material Liens or encumbrances on any Property of the Company; and

                        (iii) have been duly authorized by proper corporate action on the part of the Company (no action by the shareholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its respective terms.

                (f) Governmental Consent. No material approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of this Agreement or compliance by the Company with any of the provisions of this Agreement.

                (g) Taxes. All material tax returns required to be filed by the Company or any Significant Subsidiary in any jurisdiction in which it currently conducts any material part of its business have, in fact, been filed, and all material taxes, assessments, fees and other governmental charges upon the Company or any Significant Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid or provisions for the payment thereof has been made except for any taxes which are being contested in good faith and with respect to which adequate reserves have been established. The provisions for taxes on the consolidated financial statements of the Company are adequate in all material respects for all open years, and for its current fiscal period.

                (h) Use of Proceeds; Margin Stock. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds of the loans thereunder) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. "Margin Stock," as defined in said Regulations U and X does not make up twenty five percent or more of the assets of the Company and its subsidiaries on a consolidated basis.

                (i) ERISA. The consummation of the transactions provided for in this Agreement and compliance by the Company with the provisions thereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no material PBGC Reportable Event (as defined in ERISA) as to which the requirement of notice within 30 days has not been waived has occurred and is continuing with respect to any Plan, and (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so where a material withdrawal liability has occurred or will occur. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" as defined in Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been reflected in the Company's Form 10-K.

                (j) Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would be reasonably likely to have a Material Adverse Effect. Except as set forth in the Form 10-K, the Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which could reasonably be expected to have a Material Adverse Effect.

                (k) Ownership of Properties. The Company and its Restricted Subsidiaries have good title, free and clear of all material Liens other than those permitted by Section 5.01(g), to all material owned portions of their respective Principal Properties.

                (l) Investment Company Act. Neither the Company nor any Significant Subsidiary is an "investment company" or a company "controlled" by an investment company," within the meaning of the Investment Company Act of 1940, as amended.

                (m) Public Utility Holding Company Act. Neither the Company nor any Significant Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

                SECTION 5.01. Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder:

                (a) Corporate Existence, Etc. The Company will preserve and keep in full force and effect (i) its corporate existence and (ii) all licenses and permits necessary, in all material respects, to the proper conduct of its business, provided that the foregoing shall not (x) prevent any transaction permitted by Sections 5.01(h) or (y) require any preservation or actions in respect of licenses and permits where the aggregate effect of all failures with respect thereto would not be reasonably likely to cause a Material Adverse Effect.

                (b) Insurance. The Company will maintain, and will cause each Consolidated Subsidiary to maintain, insurance coverage by reputable insurers and in such forms and amounts and against such risks as are customary for corporations engaged in the same or similar business and owning and operating similar properties, provided, that the Company and its Subsidiaries may maintain a system or systems of self-insurance in accordance with sound business, accounting and actuarial practice as is customary for corporations engaged in the same or a similar business and having a net worth similar to Consolidated Net Worth of the Company as of the date of any determination; and further provided that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such action would be to cause a Material Adverse Effect.

                (c) Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will, and will cause each Subsidiary promptly to (i) pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Subsidiary, and (ii) pay and discharge, or make arrangement to pay and discharge, in the ordinary course of its business, all trade accounts payable and all claims for work, labor or materials, any of which, if unpaid, might become a Lien (other than a Lien permitted pursuant to this Agreement) upon any Principal Property of the Company or such Subsidiary; provided, however, that the foregoing shall apply only if the effect of the failure of the Company or any Subsidiary to take such action would be to cause a Material Adverse Effect; provided further that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (x) the validity thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material Property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (y) the Company or such Subsidiary shall set aside on its books, reserves, if any, deemed by it to be adequate with respect thereto. The Company will comply and will cause each Subsidiary to comply in all material respects with all laws, ordinances or governmental rules and regulations to which it is subject and all licensing and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, except where the necessity of compliance therewith is being contested in good faith by appropriate actions or proceedings or the violation of which, in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                (d) Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its material properties necessary for the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided, however, that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such actions would be to cause a Material Adverse Effect.

                (e) Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $900,000,000 plus (ii) 50% of any positive Consolidated Net Income, which Consolidated Net Income shall be computed on a cumulative basis as of the last day of each fiscal year beginning with the fiscal year ending December 31, 2002 (for the purposes of this Section 5.01(e), Consolidated Net Income which is a deficit for any fiscal year shall be deemed to be zero).

                (f) Ratio of Debt to EBITDA. The Company will maintain a ratio of Consolidated Debt of the Company and its Subsidiaries on a Consolidated basis as of any date to EBITDA of the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters ended on or immediately prior to such date, of not greater than 3.50 to 1.

                (g) Liens, Etc. The Company will not and will not permit any Restricted Subsidiary to create or incur or suffer to be incurred or to exist any Lien securing Debt of any Person upon its Principal Properties, whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any of its Principal Properties for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors or acquire or agree to acquire or permit any Restricted Subsidiaries to acquire any Principal Properties upon conditional sales agreements, sale-leaseback arrangements or other title retention devices, provided, however that the foregoing limitation will not be applicable to the following:

                        (i) Liens in favor of governmental entities to secure payments pursuant to any contract or statute or to secure any Indebtedness owing to a governmental entity incurred to finance the purchase price or the cost of construction of the Property subject to such Lien,

                        (ii) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

                        (iii) Liens existing as of the date of this Agreement and reflected on the Company's 2001 Form 10-K,

                        (iv) Liens existing on the assets of a corporation at the time such corporation initially becomes a Restricted Subsidiary,

                        (v) Liens incurred after the date of this Agreement given to secure the payment of the purchase price, construction cost or improvement cost incurred in connection with the acquisition, construction or improvement of assets, including Liens existing on such assets at the time of acquisition thereof or at the time of acquisition by the Company or any Restricted Subsidiary of any business entity then owning such assets, whether or not such existing Liens were given to secure the payment of the purchase price of the assets to which they attach, provided that (A) the Lien shall attach solely to the assets acquired or purchased (including any assets which are attached or otherwise adjoining such assets) and (B) such Lien has been created or incurred by the Company or such Restricted Subsidiary simultaneously with, or within one year after, the date of acquisition, construction or improvement of such assets,

                        (vi) in addition to the Liens permitted by the foregoing clauses of this Section 5.01(g), additional Liens encumbering Principal Properties securing Debt of the Company or any Restricted Subsidiary, provided that the aggregate principal amount of all such Debt so secured shall not at any time exceed 10% of Net Tangible Assets, and

                        (vii) any extension, renewal or replacement of any Lien permitted by the proceeding clauses (i) through (vi) inclusive in respect of the same Property theretofore subject to such Lien, incurred in connection with the extension, renewal or refunding of the Debt secured thereby.

                (h)     Mergers, Sale of Assets.

                (i) The Company will not merge or consolidate with or into any Person unless in each case the Company shall be the surviving corporation, except that the Company may consolidate with or merge into any other Person if such consolidation or merger is, in the opinion of Board of Directors of the Company, advantageous for tax or operational reasons (but not to effect the acquisition of or by, or consolidation with, any Person that is not already a Subsidiary of the Company), provided that:

                        (A) such Person (the "Surviving Corporation") is a corporation organized under the laws of the United States of America having a majority of its assets located in the United States of America;

                        (B) at least a majority of the combined voting power of all Voting Stock of the Surviving Corporation immediately after giving effect to such consolidation or merger is owned by Persons which owned Voting Stock of the Company immediately prior to giving effect thereto;

                        (C) no Default shall have occurred and be continuing at the time of such proposed merger or consolidation or would result therefrom;

                        (D) the Company shall have provided to the Paying Agent and the Lenders such corporate governance and authorization documents, in form and substance satisfactory to the Paying Agent and the Lenders, as may be deemed necessary or advisable by the Paying Agent and the Lenders; and

                        (E) the Surviving Corporation shall expressly assume, by written agreement delivered to the Paying Agent and the Lenders, all of the obligations of the Company under this Agreement, whereupon the Surviving Corporation shall (1) succeed to all of the rights and obligations of the Company under this Agreement, (2) for all purposes hereof be substituted for the Company hereunder, and (3) constitute the "Company" and a "Borrower" bound by this Agreement.

                (ii) The Company will not convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) 50% or more of its Property (whether now owned or hereafter acquired) to any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Company may dispose of Property to any other Subsidiary of the Company, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and provided, further, that the provisions of this clause (ii) are without prejudice to the terms of Section 2.10 hereof.

                (i) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to enter into or be a party to any transaction or arrangement with any Affiliate (other than the Company or any of its Subsidiaries) including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any such Affiliate, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that the foregoing shall apply only if the effect of all failures of the Company or such Subsidiary to take such actions would be to cause a Material Adverse Effect.

                (j) Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in a withdrawal liability (as described in Part 1 of Subtitle E of Title IV or ERISA) or the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, which liability or Lien would have a Material Adverse Effect.

                (k) Reports and Rights of Inspection. The Company will keep on a Consolidated basis proper books of record and account of its dealings or transactions of, or in relation to, the business and affairs of the Company, in accordance with GAAP consistently applied (except for changes concurred in by the independent public accountants referred to in Section 5.01(k)(ii) hereof), and will furnish to the Lenders (in duplicate if so specified below or otherwise requested):

                (i) Quarterly Statements. Within 90 days (or, if the Public Debt Rating is BBB- from S&P or Baa3 from Moody's, 60 days) after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                        (A) consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                        (B) consolidated statements of income of the Company and its Consolidated Subsidiaries for such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                        (C) consolidated statements of cash flows of the Company and its Consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, provided, that the Company may comply with the requirements of this paragraph (i) by furnishing within the time period described above, the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission and provided further that the Company may also comply with this paragraph
        (i) by publishing such data or documents on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                (ii) Annual Statements. Within 120 days after the close of each fiscal year of the Company, copies of:

                        (A) consolidated balance sheets of the Company and its Consolidated Subsidiaries as of the close of such fiscal year, and

                        (B) consolidated statements of income and retained earnings and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances, provided, that the Company may comply with the requirements of this paragraph (ii) by furnishing within the period described above, the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission and provided further that the Company also may comply with the requirements of this paragraph (ii) by publishing such documents or data on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                (iii) SEC and Other Reports. Promptly after filing, copies of any Form 10-Q, Form 8-K, proxy materials or similar general report or notice filed with the Securities and Exchange Commission and sent by the Company to shareholders generally, and upon any Lender's request, one copy of any other financial statement (other than financial statements contemplated in paragraphs (i) and (ii) above), report, notice or proxy statement sent by the Company to shareholders generally and of each regular or periodic report (other than financial statements contemplated in paragraphs (i) and (ii) above), and any registration statement or prospectus filed by the Company or any Subsidiary with the Securities and Exchange Commission or any successor agency not accorded confidential status by the Securities and Exchange Commission; and provided further that the Company may also comply with this paragraph
        (iii) by publishing such data or documents on its Internet web page or in another publicly accessible electronic database, unless any Lender at any time makes a written request for hard copy disclosure only.

                (iv) Officer's Certificates. Within the period provided in paragraphs (i) and (ii) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (A) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 5.01(e) and (f) at the end of the fiscal period covered by the financial statements then being furnished, and (B) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate any Default and, if any such Default exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                (v) Accountants' Certificates. Within the period provided in paragraph (ii) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed Sections 5.01(e) and (f) and stating further that, in making their audit, such accountants have not become aware of any Default under any of the terms or provisions of such Sections insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such Default then exists, specifying the nature and period of existence thereof, provided, however, that such accountants shall not be liable to any Lender or any successor or assignee of any Lender, directly or indirectly, for failure to obtain knowledge of any such Default which failure is not attributable to the negligence or misconduct of such accountants;

                (vi) Defaults. As soon as possible and in any event within five Business Days after a Responsible Officer of the Company has actual knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                (vii) Certain Prepayment Events. Promptly after the occurrence of each Equity Issuance or Debt Incurrence, notice thereof describing the same in reasonable detail; and

                (viii) Requested Information. With reasonable promptness, such other data and information regarding the financial condition of the Company and its Subsidiaries as any Lender through the Paying Agent may reasonably request. Without limiting the foregoing, upon a reasonable request made in writing to the Company, the Company will, subject to applicable regulations of the Federal government relating to classified information and reasonable security and safety regulations of the Company, permit the Paying Agent or any Lender (or such person as Paying Agent or such Lender may designate on its behalf) to visit the headquarters of the Company and to examine the books of account of the Company and its Subsidiaries as reflect the creditworthiness of the Company, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers and employees at all such reasonable times and as often as may be reasonably requested, provided, that nothing contained in this sentence shall require the Company to divulge or otherwise make available the Company's trade secrets, processes, other know-how and proprietary property or information.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                (a) (i) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable (at scheduled maturity, by mandatory prepayment or otherwise); or (ii) any Borrower shall fail to pay any interest on any Advance within five Business Days after the same becomes due and payable, or (iii) any Borrower shall fail to pay any fee payable under Section 2.03 within five Business Days after written notice by the Paying Agent or any Lender that the same is due and payable; or

                (b) Any representation or warranty made by the Company or by any Borrower (or any of its officers) herein in connection with this Agreement, or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower, shall prove to have been incorrect in any material adverse respect when made; or

                (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(i), (e), (f),
        (g), (h), (j) or (k), or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Paying Agent or any Lender; or

                (d) The Company or any of its Restricted Subsidiaries shall fail to pay any principal of or premium or interest on any obligation for borrowed money that is outstanding in a principal amount of at least $30,000,000 in the aggregate (but excluding obligations for borrowed money outstanding hereunder and obligations for borrowed money owed to the Company or any such Subsidiary) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such obligations for borrowed money and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay or other event or condition is to accelerate the maturity of such obligation for borrowed money; or

                (e) The Company or any of its Restricted Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Restricted Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Company or any of its Restricted Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                (f) Judgments or orders for the payment of money in excess of $30,000,000 in the aggregate shall be rendered against the Company or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if, for so long as and to the extent that (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

then, and in any such event, the Paying Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under any Bankruptcy Law, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

               SECTION 7.01. Guaranty; Limitation of Liability. (a) The Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Borrower now or hereafter existing under or in respect of this Agreement or any Note (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Paying Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower to the Paying Agent or any Lender under or in respect of this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Borrower. Notwithstanding anything in this Article VII or elsewhere in this Agreement to the contrary, prior to the payment by the Company of any of the Guaranteed Obligations hereunder, the Paying Agent shall give the Company written notice of the event that gave rise to the demand for payment therefor and shall provide the Company five Business Days within which to cure or otherwise remedy, or cause the appropriate Borrower to cure or otherwise remedy, such event.

                SECTION 7.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Paying Agent or any Lender with respect thereto. The obligations of the Company under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement, and a separate action or actions may be brought and prosecuted against the Company to enforce this Guaranty, irrespective of whether any action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                (a) any lack of validity or enforceability of this Agreement or any agreement or instrument relating thereto;

                (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Borrower under or in respect of this Agreement, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

                (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                (d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Borrower under this Agreement or any other assets of any Borrower or any of its Subsidiaries;

                (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

                (f) any failure of the Paying Agent or any Lender to disclose to the Company any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower now or hereafter known to the Paying Agent or such Lender (the Company waiving any duty on the part of the Paying Agent and the Lenders to disclose such information);

                (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Company or other guarantor or surety with respect to the Guaranteed Obligations; or

                (h) any other circumstance whatsoever (including, without limitation, any statute of limitations, but not including payment) or any existence of or reliance on any representation by the Paying Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Paying Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Borrower or otherwise, all as though such payment had not been made.

                SECTION 7.03. Waivers and Acknowledgments. (a) The Company hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Paying Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

                (b) The Company hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                (c) The Company hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Paying Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Company or other rights of the Company to proceed against any of the Paying Agent or the Lenders, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Company hereunder.

                (d) The Company hereby unconditionally and irrevocably waives any duty on the part of the Paying Agent or any Lender to disclose to the Company any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower or any of its Subsidiaries now or hereafter known by the Paying Agent or such Lender.

                (e) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section
        7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                SECTION 7.04. Subrogation. The Company hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Paying Agent or any Lender against any other Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Company in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and
(b) the Termination Date, such amount shall be received and held in trust for the benefit of the Paying Agent and the Lenders, shall be segregated from other property and funds of the Company and shall forthwith be paid or delivered to the Paying Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Paying Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and (iii) the Termination Date shall have occurred, the Paying Agent and the Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment made by the Company pursuant to this Guaranty.

                SECTION 7.05. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Paying Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, the Paying Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Paying Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 9.06. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Paying Agent and the Lenders.

                                  ARTICLE VIII

                                THE PAYING AGENT

                SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Paying Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Paying Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Paying Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Paying Agent shall not be required to take any action that exposes the Paying Agent to personal liability or that is contrary to this Agreement or applicable law. The Paying Agent agrees to give to each Lender prompt notice of each notice given to them by any Borrower pursuant to the terms of this Agreement.

                SECTION 8.02. Paying Agent's Reliance, Etc. Neither the Paying Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Paying
Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Paying Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.06; (ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or the existence at any time of any Default or to inspect the Property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                SECTION 8.03. Citibank and its Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Paying Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Paying Agent and without any duty to account therefor to the Lenders. The Paying Agent shall have no duty to disclose information obtained or received by it or any of its affiliates relating to the Company or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Paying Agent.

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                                       49


                SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Paying Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Paying Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                SECTION 8.05. Indemnification. The Lenders agree to indemnify the Paying Agent (to the extent not reimbursed by a Borrower), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Paying Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Paying Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Paying Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Paying Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Paying Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Paying Agent is not reimbursed for such expenses by a Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Paying Agent, any Lender or a third party.

                SECTION 8.06. Successor Paying Agent. The Paying Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Paying Agent; provided, that, unless an Event of Default shall exist and be continuing, such successor Paying Agent shall be subject to the approval of the Company. If no successor Paying Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Paying Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Paying Agent, then the retiring Paying Agent may, on behalf of the Lenders, appoint a successor Paying Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Paying Agent's resignation or removal hereunder as Paying Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Paying Agent under this Agreement.

                SECTION 8.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent, the co-administrative agents, nor the Co-Lead Arrangers has any liability hereunder other than in its capacity (if any) as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

                SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders affected thereby, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitment of any Lender, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) release the Company from any of its obligations under
Article VII or (g) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Paying Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Paying Agent under this Agreement or any Note.

                SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to any Borrower, at the address of the Company at Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217, Attention:
Treasurer, Telecopier No. 704-423-7075 if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Paying Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, Telecopier No. 302-894-6102; or, as to any Borrower or the Paying Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Paying Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Paying Agent pursuant to Article II, III or VIII shall not be effective until received by the Paying Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                (b) Notwithstanding anything to the contrary contained in this Agreement or any Note, (i) any notice to the Borrowers or to any one of them required under this Agreement or any Note that is delivered to the Company shall constitute effective notice to the Borrowers or to any such Borrower, including the Company and (ii) any Notice of Borrowing or any notice of Conversion delivered pursuant to Section 2.08 may be delivered by any Borrower or by the Company, on behalf of any other Borrower. Each Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with this Section 9.02, and hereby irrevocably agrees that (A) in the case of clause (i) of the immediately preceding sentence, the failure of the Company to give any notice referred to therein to any such Designated Subsidiary to which such notice applies shall not impair or affect the validity of such notice with respect thereto and (B) in the case of clause (ii) of the immediately preceding sentence, the delivery of any such notice by the Company, on behalf of any other Borrower, shall be binding on such other Borrower to the same extent as if such notice had been executed and delivered directly by such Borrower.

                SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Paying Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Paying Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Paying Agent with respect thereto and with respect to advising the Paying Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Paying Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Paying Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

                (b) The Company agrees to indemnify and hold harmless the Paying Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Notes, this Agreement, the Acquisition (except, in the case of Merrill Lynch Pierce Fenner & Smith Incorporated ("MLPFSI"), with respect to any services provided in connection with the Acquisition pursuant to the engagement letter dated as of May 11, 2002 between the Company and MLPFSI), any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Lender, the Paying Agent and the Company agree not to assert any claim for special, indirect, consequential or punitive damages against any other party, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                (c) If any payment of principal of any Eurodollar Rate Advance is made by a Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.07, 2.09, 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.06 as a result of a demand by the Company pursuant to Section 9.06(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.07, 2.09, 2.10 or 2.12, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Paying Agent), pay to the Paying Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any reasonable loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.


                SECTION 9.05. Binding Effect. This Agreement shall become effective (other than Section 2.01 which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Paying Agent and when the Paying Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Paying Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                SECTION 9.06. Assignments and Participations. (a) Each Lender may and, if demanded by the Company (following a demand by such Lender pursuant to Section 2.11 or 2.14 or an assertion of illegality by such Lender pursuant to
Section 2.12 and so long as no Event of Default has occurred and is continuing) upon at least five Business Days' notice to such Lender and the Paying Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its

Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (or, in the case of an assignment to a Lender, $5,000,000) or an integral multiple of $1,000,000 in excess thereof unless the Company and the Paying Agent otherwise agree or unless the amount of the assigning Lender's Commitment is thereby reduced to zero (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.06(a) shall be arranged by the Company after consultation with the Paying Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this
Section 9.06(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Company, such recordation fee shall be payable by the Company except that no such recordation fee shall be payable in the case of an assignment made at the request of the Company to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Company and the Paying Agent, assign all or a portion of its rights to any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this

Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Paying Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Paying Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Paying Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Paying Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

                (d) The Paying Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Paying Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.06, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Company received by it from such Lender.

                (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Paying Agent and the Company, the option to provide to the applicable Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. Each SPC shall have granted its Granting Lender an irrevocable power of attorney to deliver and receive all communications and notices under this Agreement and to exercise, in its reasonable discretion, on behalf of such SPC, all of such SPC's voting rights under this Agreement. No additional Note shall be required to evidence the Advances or portion thereof made by an SPC and the Granting Lender shall be deemed to hold its Note as agent for such SPC to the extent of the Advances or portion thereof funded by such SPC. In addition, any payments for the account of any SPC shall be paid to its respective Granting Lender as agent for such SPC. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender (and shall not result in any additional amounts being payable by any Borrower under this Agreement). Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.06(h), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Paying Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Company and the Paying Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.06(h) may not be amended without the written consent of the SPC.

                SECTION 9.07. Confidentiality. Neither the Paying Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Company, other than (a) to the Paying Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.06(f), to actual or prospective assignees and participants, and then only on a confidential basis consistent with the requirements of this Section, (b) as required by any law, rule or regulation or judicial process, (c) for evidentiary purposes in any relevant action, proceeding or arbitration, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Company received by it from such Lender and (e) as requested or required by any state, federal or foreign authority or examiner or non-governmental regulatory body regulating or claiming authority to regulate banks or banking.

                SECTION 9.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                SECTION 9.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                SECTION 9.10. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Paying Agent could purchase Dollars with such other currency at Citibank's principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

                SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such

New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon the Company at its address set forth in Section 9.02 and each such Borrower hereby irrevocably appoints the Company its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Company hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Company at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                SECTION 9.12. Designated Subsidiaries. (a) Designation. The Company may, subject to the proviso below, at any time and from time to time by delivery to the Paying Agent of a Designation Letter, duly executed by the Company and a wholly-owned Subsidiary of the Company and in substantially the form of Exhibit F hereto, designate such Subsidiary as a "Designated Subsidiary" for all purposes of this Agreement, and, upon fulfillment of the applicable conditions set forth in Sections 3.02 and 3.04 and after such Designation Letter is accepted by the Paying Agent, such Subsidiary shall thereupon become a Designated Subsidiary for all purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder, provided that the total number of Designated Subsidiaries in existence at any time shall not exceed 10, or as otherwise agreed to by the Required Lenders. The Paying Agent shall promptly notify each Lender of each such designation by the Company and the identity of each such Designated Subsidiary.

                (b) Termination. Upon the request of the Company and the payment and performance in full of all of the indebtedness, liabilities and obligations of any Designated Subsidiary under this Agreement and the Notes issued by it, then, so long as at such time such Designated Subsidiary has not submitted a Notice of Borrowing, such Designated Subsidiary's status as a Borrower and as a Designated Subsidiary shall terminate upon notice to such effect from the Paying Agent to the Lenders (which notice the Paying Agent shall promptly deliver to the Lenders following its receipt of such a request from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advances to such Designated Subsidiary.

               [Remainder of page intentionally left blank]

                SECTION 9.13. Waiver of Jury Trial. The Company, the Paying Agent and each Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Paying Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              GOODRICH CORPORATION



                              By
                                 ----------------------------------------
                                 Title:



                              By
                                 ----------------------------------------
                                 Title:




                              CITIBANK, N.A.,
                                 as Paying Agent



                              By
                                 ----------------------------------------
                                 Title:

                                     Lender



Commitment



$375,000,000                        CITIBANK, N.A.


                                            By
                                               ---------------------------------
                                               Title:





$350,000,000                                MERRILL LYNCH CAPITAL CORPORATION



                                            By
                                               ---------------------------------
                                               Title:





$250,000,000                        BANK OF AMERICA, N.A.



                                            By
                                               ---------------------------------
                                               Title:





$275,000,000                        BANK ONE, NA



                                            By
                                               ---------------------------------
                                               Title:

$250,000,000                        JPMORGAN CHASE BANK



                                            By
                                               ---------------------------------
                                               Title:





$1,500,000,000        Total of the Commitments

                                                                      SCHEDULE I

                                                            GOODRICH CORPORATION
                                                        364-DAY CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES



-----------------------------------------------------------------------------------------------
     Name of Initial Lender          Domestic Lending Office        Eurodollar Lending Office
-----------------------------------------------------------------------------------------------
Citibank, N.A.                    Two Penns Way, Suite 200        Two Penns Way, Suite 200
                                  New Castle, DE 19720            New Castle, DE 19720
                                  Attn: Bank Loan Syndications    Attn: Bank Loan Syndications
                                  Department                      Department
                                  F: 302 894-6102                 F: 302 894-6102
-----------------------------------------------------------------------------------------------
Bank One, NA                      611 Woodward                    611 Woodward
                                  Detroit, MI  48066              Detroit, MI  48066
                                  Attn:  Paul Demelo              Attn:  Paul Demelo
                                  T:  313 225-2520                T:  313 225-2520
                                  F:  313 225-1212                F:  313 225-1212
-----------------------------------------------------------------------------------------------
Bank of America, N.A.             One Independence Center         One Independence Center
                                  NC1-001-1503                    NC1-001-1503
                                  Charlotte, NC  28255            Charlotte, NC  28255
                                  Attn:  Credit Services          Attn:  Credit Services
                                  T:  704 386-9875                T:  704 386-9875
                                  F:  704 404-0069                F:  704 404-0069
-----------------------------------------------------------------------------------------------
JPMorgan Chase Bank               1 Chase Manhattan Plaza         1 Chase Manhattan Plaza
                                  8th Floor                       8th Floor
                                  New York, NY  10081             New York, NY  10081
                                  Attn:  May Fong                 Attn:  May Fong
                                  T:  212 552-7314                T:  212 552-7314
                                  F:  212 552-5650                F:  212 552-5650
-----------------------------------------------------------------------------------------------
Merrill Lynch Capital             4 World Financial Center        4 World Financial Center
Corporation                       New York, NY 10080              New York, NY 10080
                                  Attn:  Mark Campbell            Attn:  Mark Campbell
                                  T:  212 449-6996                T:  212 449-6996
                                  F:  212-449-4877                F:  212-449-4877

                                  With a copy to:                 With a copy to:
                                  Anthony J. Lafaire              Anthony J. Lafaire
                                  4 World Financial Center        4 World Financial Center
                                  New York, NY 10080              New York, NY 10080
                                  Attn:  Mark Campbell            Attn:  Mark Campbell
                                  T:  212 449-5931                T:  212 449-5931
                                  F:  212-449-4877                F:  212-449-4877
-----------------------------------------------------------------------------------------------

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE


U.S.$_______________                               Dated:  _______________, 200_


               FOR VALUE RECEIVED, the undersigned, _________________, a ______ corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the 364-Day Credit Agreement dated as of July 30, 2002 among the Borrower, [Goodrich Corporation,] the Lender and certain other lenders parties thereto and Citibank, N.A., as Paying Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

               The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

               Both principal and interest in respect of each Advance are payable in lawful money of the United States of America to the Paying Agent at its account maintained at 399 Park Avenue, New York, New York 10043, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

               This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                            [NAME OF BORROWER]

                                            By
                                              ----------------------------------

                                              Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL







---------------------------------------------------------------------------------------------------------
                                                 AMOUNT OF
        DATE                AMOUNT OF         PRINCIPAL PAID      UNPAID PRINCIPAL         NOTATION
                             ADVANCE            OR PREPAID             BALANCE             MADE BY
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

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---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                         EXHIBIT B - FORM OF NOTICE OF BORROWING

Citibank, N.A., as Paying Agent
for the Lenders parties
to the Credit Agreement
Referred to below
Two Penns Way
New Castle, Delaware 19720
Attention: Bank Loan Syndications Department


                                     [Date]

Ladies and Gentlemen:

               The undersigned, _______________, a ______ corporation, refers to the 364-Day Credit Agreement, dated as of July 30, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, [Goodrich Corporation,] certain Lenders parties thereto and Citibank, N.A., as Paying Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is _______________, 200_.

               (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

               (iii) The aggregate amount of the Proposed Borrowing is $_______________].

               [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ___ [days] [month[s]].]

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

               (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except that no statement is made herein as to the representations set forth in subsections (c)(ii) and (d)(i) thereof) (and, if such Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, other than the representation set forth in subsection (i) of paragraph 5 thereof) are correct on and as of such date (except to the extent that any expressly relate to any earlier date), before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

               (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                  Very truly yours,

                                  [NAME OF BORROWER]


                                  By
                                     ---------------------------------
                                     Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


                Reference is made to the 364-Day Credit Agreement dated as of July 30, 2002 (as amended or modified from time to time, the "Credit Agreement") among GOODRICH CORPORATION, a New York corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as paying agent for the Lenders ("Paying Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

                1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

                2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any,] held by the Assignor [and requests that the Paying Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement[, respectively,] as specified on Schedule 1 hereto].

                3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Paying Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Paying Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Paying Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section
2.14 of the Credit Agreement.

                4. Following the execution of this Assignment and Acceptance, it will be delivered to the Paying Agent for acceptance and recording by the Paying Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Paying Agent, unless otherwise specified on Schedule 1 hereto.

                5. Upon such acceptance and recording by the Paying Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                6. Upon such acceptance and recording by the Paying Agent, from and after the Effective Date, the Paying Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1

                                       to

                            Assignment and Acceptance


        Percentage interest assigned:
        _____%

        Assignee's Commitment:
        $______

        Aggregate outstanding principal amount of Advances assigned:     $______

        Principal amount of Note payable to Assignee:                    $______

        Principal amount of Note payable to Assignor:                    $______

        Effective Date*:     _______________, 200_


                                            [NAME OF ASSIGNOR], as Assignor




                                            By
                                               ---------------------------------
                                               Title:




                                            Dated:  _______________, 200_




                                            [NAME OF ASSIGNEE], as Assignee

                                            By
                                               ---------------------------------
                                               Title:

------------------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Paying Agents.

                                            Dated:  _______________, 200_



                                            Domestic Lending Office:

                                            [Address]

                                            Eurodollar Lending Office:

                                            [Address]

Accepted [and Approved]** this
__________ day of _______________, 200_


CITIBANK, N.A., as Paying Agent



By
  ----------------------------------
   Title:


[Approved this __________ day
of _______________, 200_



GOODRICH CORPORATION



By                                  ]
  ----------------------------------
   Title:


By                                  ]*
  ----------------------------------
   Title:




---------------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                           EXHIBIT D-1 - FORM OF
                                                      OPINION OF GENERAL COUNSEL
                                                                FOR THE BORROWER


July __, 2002

To each of the Lenders parties
to the 364-Day Credit Agreement
dated as of July __, 2002
among Goodrich Corporation,
said Lenders and Citibank, N.A.
as Paying Agent for said Lenders

Re:   Goodrich Corporation

Ladies and Gentlemen:

As Executive Vice President and General Counsel for Goodrich Corporation, a New York corporation (the "Company"), I or attorneys under my supervision have acted as counsel for the Company in connection with the preparation, execution and delivery of the 364-Day Credit Agreement dated as of July __, 2002 (the "Agreement"), among the Company, the Lenders parties thereto and Citibank, N.A., as Paying Agent for said Lenders. This opinion letter is provided to you at the request of the Company pursuant to Section 3.01(i)(iv) of the Agreement. Terms defined in the Agreement are used herein as therein defined.

In connection with my opinions expressed below, I or attorneys under my supervision have reviewed the form furnished to me of the Agreement and have examined originals or copies certified to my satisfaction of such other agreements, documents, certificates and other statements of public officials and corporate officers of the Company and such other papers as I have deemed relevant and necessary as a basis for such opinion. In rendering my opinion that the Company is "validly existing", I have relied solely upon a Certificate of Subsistence regarding the Company from the New York Secretary of State dated July __, 2002.

I have assumed in rendering the opinions set forth below: (a) that the Agreement has been duly authorized, validly executed and delivered by each party thereto other than the Company and is the valid and binding obligation of each party thereto enforceable against such party in accordance with its terms; (b) that the execution, delivery and performance of the Agreement by each party thereto other than the Company does not contravene or conflict with such party's articles of incorporation or bylaws or other organizational documents, any law, regulation or governmental or judicial order binding upon such party, or any contract or agreement to which such party or any of its properties is subject;
(c) that each party to the Agreement has acted in good faith in executing and delivering such agreement; (d) that the Agreement and all Other Agreements (as defined below) would be enforced as written; (e) that the Company will not in the future take any discretionary action (including a decision not to act) permitted under the

Agreement that would constitute a breach or default under any Other Agreement; and (f) that all parties to the Agreement will act in accordance with, and refrain from taking any action that is forbidden by, the terms and conditions of the Agreement. For purposes of this opinion letter, "Other Agreement" means any indenture or other agreement to which the Company is a party relating to indebtedness for borrowed money in an amount exceeding US$20 million.

Additionally, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. I also have assumed, but have not independently verified, the truth of all factual matters stated in certificates delivered to me on or before the date hereof by other officers of the Company or by public officials.

When a statement herein is qualified by the phrase "to my knowledge", it is intended to indicate that no information that would give current actual knowledge of the inaccuracy of such statement has come to my attention.

I am a member of the Bar of the State of Ohio and, accordingly, I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, the applicable provisions of the New York Business Corporation Law, and the federal laws of the United States of America, each as currently in effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of New York.

2. The execution, delivery and performance by the Company of the Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) violate any provision of the restated certificate of incorporation or bylaws of the Company or (b) breach or result in a default under any existing obligation of the Company under any Other Agreement.

3. The Agreement [and each of the Notes] have been duly executed and delivered on behalf of the Company.

In addition, I advise you that to my knowledge there are no legal actions, suits, proceedings, claims or disputes pending or overtly threatened in writing, in arbitration or before any court or other governmental authority, that name the Company and are specifically directed to it or its property (a) that purport to affect the legality, validity, binding effect or enforceability of the Agreement or any of the Notes or the consummation of the transactions contemplated thereby or (b) other than as described in the Company's reports on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission, that, so far as the Company can now foresee considering their probability of success, are likely to have a material adverse effect on the financial condition or operations of the Company and its subsidiaries taken as a whole.

This opinion letter may not be relied upon by any person or entity other than the addressees hereof or for any purpose other than the transactions described in the Agreement, without my prior written consent in each instance; provided, however, that a copy of this opinion letter may be delivered by any Lender to any Person that becomes a Lender in accordance with the provisions of the Agreement, and any such Lender may rely on this opinion letter as if it were addressed and delivered to such Lender on the date hereof.

This opinion letter speaks only as of the date hereof. I undertake no obligations to advise you or any other party authorized by me to rely on this opinion of any development or circumstance of any kind including any change in law or fact occurring after the date hereof even though such development, circumstance or change may affect the legal analysis, a legal conclusion or an informational confirmation contained herein. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.



                                                   Very truly yours,

                                                   Terrence G. Linnert

                                                           EXHIBIT D-2 - FORM OF
                                                          OPINION OF JONES, DAY,
                                                                  REAVIS & POGUE





                                  July __, 2002



To each of the Lenders party to the
Credit Agreement dated as of
July __, 2002 among Goodrich Corporation, said Lenders and Citibank, N.A., as Paying
Agent for said Lenders, and to
Citibank, N.A., as Paying Agent

        Re:    Goodrich Corporation

Ladies and Gentlemen:

               We have acted as special New York counsel for Goodrich Corporation, a New York corporation (the "Company"), in connection with the 364-Day Credit Agreement, dated as of July __, 2002 (the "Financing Agreement"), among the Company, the financial institutions listed on the signature pages thereof (collectively, the "Lenders") and Citibank, N.A., as paying agent for the Lenders (in such capacity, the "Agent"). This opinion is delivered to you pursuant to Section 3.01(i)(iv) of the Financing Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Financing Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion. We have examined, among other documents, the following:

               (1)    An executed copy of the Financing Agreement[; and]

               (2) [A copy of each of the Notes executed by the Company in favor of each Lender that requested a Note (the "Notes").]

               The documents referred to in items (1) and (2) above, inclusive, are referred to herein collectively as the "Documents."

                In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of the Company with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (a) below, our opinions are limited (x) to our actual knowledge, if any, of the specially regulated business activities and properties of the Company based solely upon an officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

                Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        (a) The execution and delivery to the Agent and the Lenders by the Company of the Documents and the performance by the Company of its obligations thereunder (i) do not require under present law any filing or registration by the Company with, or approval or consent to the Company of, any governmental agency or authority of the State of New York or of the United States of America that has not been made or obtained except those required in the ordinary course of business in connection with the performance by the Company of its obligations under certain covenants contained in the Documents and other filings under securities laws and (ii) do not violate any present law, or present regulation of any governmental agency or authority, of the State of New York or the United States of America applicable to the Company or its property.

        (b) The Financing Agreement is, [and after giving effect to the initial Borrowing, each of the Notes will be,] a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

        (c) Assuming the accuracy of the representations and warranties made in the Financing Agreement with respect to the intended use of the proceeds of the Financing Agreement, the borrowings by the Company under the Financing Agreement and the application of the proceeds thereof as provided in the Financing Agreement will not violate Regulation U or X of the Board of Governors of the Federal Reserve System (the "Margin Regulations").

                The opinions set forth above are subject to the following qualifications:

        (A) Our opinions in paragraph (c) above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors' rights and remedies generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.

        (B) We express no opinion as to the enforceability of any provision in the Documents:

               (i) relating to indemnification, contribution or exculpation in connection with violations of any securities laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution;

               (ii) relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York;

               (iii) purporting to confer, or constituting an agreement with respect to, subject matter jurisdiction of United States Federal courts to adjudicate any matter;

               (iv) purporting to create a trust or other fiduciary relationship;

               (v) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Documents;

               (vi) giving any person or entity the power to accelerate obligations without any notice to the obligor; or

               (vii) providing for restraints on alienation of property.

        (C) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that:

               (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and

               (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable.

        (D) To the extent it may be relevant to the opinions expressed herein, we have assumed that the obligations of the Company as a guarantor under the Financing Agreement are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purpose.

        (E) To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Documents have the power to enter into and perform such documents and to consummate the transactions contemplated thereby and that such documents have been duly authorized, and, other than with respect to the Company, executed and delivered by, and (other than with respect to the Company) constitute legal, valid and binding obligations of, such parties.

        (F) For purposes of the opinions set forth in paragraph (d) above, we have assumed that (i) neither the Agent nor any of the Lenders has relied or will rely upon any Margin Stock as collateral in extending or maintaining any extensions of credit pursuant to the Financing Agreement and (ii) the aggregate principal amount of all "purpose credit" extended does not exceed the "maximum loan value of the collateral securing the credit" (each phrase as defined under the Margin Regulations), as to which we express no opinion.

               The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York, as currently in effect.

               We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, except as expressly set forth in paragraph (d) above. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

               The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner or for any purpose by any other person or entity except for any permitted assignee under the Financing Agreement in connection with an assignment permitted under the Financing Agreement and that this opinion may be disclosed to bank regulatory authorities having jurisdiction over any Lender.

                                Very truly yours,




                                JONES, DAY, REAVIS & POGUE

                                                             EXHIBIT E - FORM OF
                                                      OPINION OF MILBANK, TWEED,
                                                             HADLEY & McCLOY LLP





                                                                 July [__], 2002



To the Lenders party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Paying Agent
Two Penns Way, Suite 200,
New Castle, Delaware  19720

Ladies and Gentlemen:

               We have acted as special New York counsel to Citibank, N.A. (the "Paying Agent"), as Paying Agent, in connection with the Credit Agreement dated as of July 30, 2002 (the "Credit Agreement") among Goodrich Corporation (the "Company"), the Lenders named therein and the Paying Agent, providing for loans to be made by said lenders to the Company in an aggregate principal amount at any one time outstanding not exceeding $1,500,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(i)(v) of the Credit Agreement.

               In rendering the opinions expressed below, we have examined the Credit Agreement and have considered such matters of law as we have deemed necessary in order to render this opinion. In connection herewith, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

               In rendering the opinions expressed below, we have assumed that:

               (i) the making and performance by the Company of the Credit Agreement and the borrowing by the Company thereunder have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

               (ii) all signatories to the Credit Agreement have been duly authorized; and

               (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

               Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

               The foregoing opinions are subject to the following comments and qualifications:

               (A) The enforceability of Section 9.04(b) of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

               (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

               (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
        York) that limit the interest, fees or other charges such Lender may impose, (ii) the first sentence of Section 9.11(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents and (iii) Section 9.11(b) of the Credit Agreement insofar as it relates to inconvenient forum in any Federal court.

               The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

               This opinion letter is, pursuant to Section 3.01(i)(v) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Administrative Agent and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,

WFC/RMG

                                                                       EXHIBIT F
                                                      FORM OF DESIGNATION LETTER
                                                                 [Date]
To each of the Lenders parties
  to the Credit Agreement dated
  as of December 17, 2001
  among Goodrich Corporation,
  said Lenders and Citibank, N.A.,
  as Paying Agent for said Lenders, and
  to Citibank, N.A., as Paying Agent

Ladies and Gentlemen:

               Reference is made to the Credit Agreement dated as of July 30, 2002 (as amended or modified from time to time, the "Credit Agreement") among GOODRICH CORPORATION, a New York corporation (the "Company"), the Lenders (as defined in the Credit Agreement) and Citibank, N.A., as paying agent for the Lenders ("Paying Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

               Please be advised that the Company hereby designates the undersigned wholly-owned Subsidiary, ____________, a _________ (the "Designated Subsidiary"), as a "Designated Subsidiary" and a "Borrower" under and for all purposes of the Credit Agreement.

               The Designated Subsidiary, in consideration of the agreement of each Lender to extend credit to it from time to time under, and on the terms and conditions set forth in, the Credit Agreement does hereby assume each of the obligations imposed upon a Designated Subsidiary and a Borrower under the Credit Agreement and agrees to be bound by all of the terms and conditions of the Credit Agreement. The Designated Subsidiary has, on the date hereof, delivered to the Paying Agent a properly completed and duly executed Revolving Credit Note, in substantially the form of Exhibit A-1 to the Credit Agreement, payable to each Lender that has made a request pursuant to Section 2.16 of the Credit Agreement.

               In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to the Paying Agent and each of the Lenders as follows:

                1. The Designated Subsidiary is a Person duly organized, validly existing and, to the extent such concept is applicable in the jurisdiction of organization of the Designated Subsidiary, in good standing under the laws of __________.

                2. The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement and the Notes issued by the Designated Subsidiary and the consummation of the transactions contemplated hereby and thereby, are within the Designated Subsidiary's powers, have been duly authorized by all necessary action (including, without limitation, all necessary stockholders' action), and do not contravene (a) the Designated Subsidiary's charter or by-laws (or similar organizational documents) or (b) law or any contractual restriction binding on or affecting the Designated Subsidiary.

                3. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary, or for the consummation of the transactions contemplated hereby and thereby, except as have been obtained or made and are in full force and effect.

                4. This Designation Letter has been, and each of the Notes issued by the Designated Subsidiary when executed and delivered under the Credit Agreement will have been, duly executed and delivered by the Designated Subsidiary. Each of this Designation Letter and the Credit Agreement is, and each of the Notes issued by the Designated Subsidiary when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Designated Subsidiary, enforceable against the Designated Subsidiary in accordance with their respective terms.

                5. There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary, or the consummation of the transactions contemplated hereby and thereby.

                6. The Designated Subsidiary is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance to the Designated Subsidiary will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                The Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to receive and deliver notices in accordance with Section 9.02(b) of the Credit Agreement, and hereby irrevocably agrees that
(A) in the case of any notices delivered to the Company, on behalf of the Designated Subsidiary, in accordance with Section 9.02(b) of the Credit Agreement, the failure of the Company to give any notice referred to therein to the Designated Subsidiary shall not impair or affect the validity of such notice with respect thereto and (B) in the case of Notice of Borrowing or notice of Conversion delivered pursuant to Section 2.08 of the Credit Agreement by the Company, on behalf of the Designated Subsidiary, in accordance with Section 9.02(b) of the Credit Agreement, the delivery of any such notice by the Company, on behalf of the Designated Subsidiary, shall be binding on the Designated Subsidiary to the same extent as if such notice had been executed and delivered directly by the Designated Subsidiary.

               The Designated Subsidiary hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by applicable law, in such federal court. The Designated Subsidiary hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any Lender or the Paying Agent by registered or certified mail, postage prepaid, to it at its address specified below its name on the signature page hereto. The Designated Subsidiary hereby further agrees that service of process in any such action or proceeding brought in any such New York State court or in any such federal court may be made upon the Company at the address referred to in Section 9.02 of the Credit Agreement, and the Designated Subsidiary hereby irrevocably appoints the Company as its authorized agent to accept such service of process, and agrees that the failure of the Company to give any notice of any such service to it shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Designated Subsidiary agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Designation Letter, the Credit Agreement or any of the Notes issued by the Designated Subsidiary shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by applicable law or to bring any action or proceeding relating to this Designation Letter, the Credit Agreement or any such Note in the courts of any jurisdiction.

               The Designated Subsidiary irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by it in any New York state or federal court. The Designated Subsidiary hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               To the extent that the Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Designation Letter, the Credit Agreement or any of the Notes issued by it.

               The Designated Subsidiary hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Designation Letter, the Credit Agreement or any of the Notes issued by it or the actions of the Paying Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                                              Very truly yours,

                                              GOODRICH CORPORATION


                                              By
                                                --------------------------------
                                                   Name:
                                                   Title:

                                              By
                                                --------------------------------
                                                   Name:
                                                   Title:

                                              [THE DESIGNATED SUBSIDIARY]


                                              By
                                                --------------------------------
                                                   Name:
                                                   Title:
                                                 Address:

Acknowledged and Agreed to
 as of the date first above written:
CITIBANK, N.A., as Paying Agent
By
  ----------------------------------
    Name:
    Title: